UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 10-12G/A
Amendment No. 4

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF
THE SECURITIES EXCHANGE ACT OF 1934

PACIFIC GREEN TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3651 Lindell Road Unit D155
Las Vegas NV 89103
United States
(Address of principal executive offices and zip code)

Tel: 1-800-701-8561 Fax: 1-702-943-0233
(Registrant’s Telephone Number, Including Area Code)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Securities registered under Section 12 (b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12 (g) of the Exchange Act: Common Stock, $0.001 par value (Title of Class)

ADDITIONAL INFORMATION

Statements contained in this registration statement regarding the contents of any contract or any other document are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or other document filed as an exhibit to the registration statement.

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.001 per share, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result of this registration statement, we will be subject to the informational requirements of the Securities Exchange Act of 1934 and, consequently, will be required to file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://www.sec.gov.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means Pacific Green Technologies Inc. Our principal place of business is located at 3651 Lindell Road, Suite D155, Las Vegas, NV 89103. Our telephone number is 1-800-701-8561.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Forward-looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These uncertainties and other factor include, but are not limited to: our ability to locate a business opportunity for merger; the terms of our acquisition of or participation in a business opportunity; and the operating and financial performance of any business combination with us.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements, and the reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

ITEM 1. DESCRIPTION OF BUSINESS

Historical business overview

Pacific Green Technologies Inc. (formerly known as ECash, Inc.) was incorporated in Delaware on March 10, 1994, under the name of Beta Acquisition Corp. In September 1995, we changed our name to In-Sports International, Inc. In August 2002, we changed our name from In-Sports International, Inc. to ECash, Inc. In 2007, due to limited financial resources, we discontinued our operations. Over the course of the last five years, we have sought new business opportunities.

On May 1, 2010 we entered into a consulting agreement with Sichel Limited (“Sichel”). Sichel has investigated new opportunities for us and has subscribed for new shares of the Company’s common stock, as set out in this document. The consulting agreement entitles Sichel to US$20,000 per calendar month. As at our year ended March 31, 2012, we owed Sichel US$460,000 under the terms of this agreement. In addition, pursuant to the terms of the consulting agreement, if we are unable to pay the monthly consulting fee, Sichel may elect to be paid in shares of stock, and if we are unable to make payments for more than six months in any 12 month period, Sichel has the right to appoint an officer or director to the board, which right has not been exercised at this time.

On June 13, 2012 we changed our name to Pacific Green Technologies Inc., and effected a reverse split of our common stock following which we had 27,002 shares of common stock outstanding with $0.001 par value. On June 14, 2012 we issued a further 5,000,000 new shares of our common stock in satisfaction of an assignment and share transfer agreement, as set out in this document. As at the date of this Registration Statement, the Company has 5,027,002 shares of common stock outstanding with $0.001 par value.

New strategy

Our management, assisted by Sichel, has identified an opportunity to build a business focused on marketing, developing and acquiring technologies designed to improve the environment by reducing pollution. To this end we have entered into and closed an agreement with Pacific Green Group Limited (“PGG”) for the assignment of a representation agreement and the acquisition of a company involved in the environmental technology industry (the “Assignment and Share Transfer Agreement”).

The Assignment and Share Transfer Agreement provides for the acquisition of 100% of the issued and outstanding shares of Pacific Green Technologies Limited, PGG’s subsidiary in the United Kingdom. Additionally, PGG has assigned to the Company a ten year exclusive worldwide representation agreement with Envirotechnologies Inc., formerly EnviroResolutions, Inc. (“Enviro”) to market and sell Enviro’s current and future environmental technologies (the “Representation Agreement”). The Representation Agreement entitles the holder to a commission of 20% of all sales (net of taxes) generated by Enviro. Pursuant to the terms of the Assignment and Share Transfer Agreement, all rights and obligations under the Representation Agreement have been transferred to our company. We currently anticipate that sales under the Representation Agreement will be our sole source of revenue for the foreseeable future. We currently intend to complete an acquisition of Enviro, as this is a logical step in our development. However, we do not currently have any arrangements, agreements or understandings in this regard.

Both Sichel Limited and Pacific Green Group Limited are wholly owned subsidiaries of the Hookipia Trust. Pacific Green Group Limited’s wholly owned subsidiary was Pacific Green Technologies Limited. As a result, we acquired Pacific Green Technologies Limited as described herein from Pacific Green Group Limited. Sichel is a significant shareholder of our company, and also provides us with consulting services pursuant to a consulting agreement as noted above, all as described in additional detail herein. The sole director of Sichel is also the sole director of Pacific Green Group Limited. Further, Sichel is a significant shareholder of Enviro and provides management services to Enviro under a management services contract.

The Assignment and Share Transfer Agreement closed on June 14, 2012 via the issuance of 5,000,000 shares of our common stock as well as a $5,000,000 promissory note to PGG. We have consequently undertaken the operations of Pacific Green Technologies Limited and PGG’s obligations under the Representation Agreement.

Full consideration contemplated by the Assignment and Share Transfer Agreement was US$25 million satisfied through the issue of 5,000,000 new shares of our common stock at a price of $4 per share with the balance of US$5 million structured as a promissory note (the “Promissory Note”) over the next five years as follows:

●	31 March 2013 $1,000,000
●	31 March 2014 $1,000,000
●	31 March 2015 $1,000,000
●	31 March 2016 $1,000,000
●	31 March 2017 $1,000,000

Under the terms of the Promissory Note, the loan repayments specified above shall not exceed the amount we earn under the terms of the Representation Agreement. If we are unable to meet the repayment schedule set out above, PGG will have the option to either roll over any unpaid portion to the following payment date or to convert the outstanding amount into new shares of our common stock. However, the entire amount of the Promissory Note is due upon the maturity date on the fifth anniversary. The Promissory Note is unsecured.

The total consideration of US$25 million was a purchase price not determined under U.S. GAAP, and both the US$25 million total price and the deemed price of $4 per share does not represent the fair value of the stock issued or a value used in accounting for the acquisition. The number of shares issued and the terms of the Promissory Note were negotiated between the parties and are intended to represent full consideration for the acquisition of Pacific Green Technologies Limited and the Representation Agreement.

Information on Enviro

Enviro, a company incorporated in Delaware, has protected intellectual property rights throughout most of the world for its ENVI-Clean™ Emissions System (“ENVI-Clean™”). The ENVI-Clean™ system removes most of the sulphur dioxide, particulate matter, greenhouse gases and other hazardous air pollutants from the flue gases produced by the combustion of coal, biomass, municipal solid waste, diesel and other fuels.

The ENVI-Clean™ system is comprised of five components:

●	an induced draft fan (“ID fan”);
●	a gas conditioning chamber;
●	the ENVI-Clean™ unit;
●	a demister; and
●	settling tanks.

The ID fan creates the pressure differential required to force the gas through the scrubbing fluid suspended on each head and move it through the other components in the system.  The gas conditioning chamber cools the hot flue gas prior to entering the ENVI-Clean™ System.  The ENVI-Clean™ System contains the heads and the demister pads at the exhaust exit.  The neutralizing fluid is constantly circulated and cleaned by mechanical means with the contaminated component of the separation going to a settling tank prior to dewatering.  The settled solids are disposed of with the bottom ash produced by the combustion process.

The ENVI-CES™ technology forces 100% of the polluted exhaust flue gas into the neutralizing fluid to produce a highly turbulent interaction between the target pollutants and the fluid.  The aggressive mixing produces small bubbles which create a very high surface contact area between the exhaust gas and fluid to enhance the transfer of particulate and targeted gaseous and hazardous pollutants from the exhaust to the fluid.

Schematic of the ENVI-Clean™ Emission’s System as installed for Biomass applications

Unique to the ENVI approach is the introduction of the gas in the lower section of the ENVI-Clean™ unit which makes the greatest portion of its cross section available for fluid–gas interaction. This permits a smaller and highly flexible footprint. Furthermore, the system design allows for multiple heads each containing different neutralizing fluids to remove various pollutants from the flue gas. The ordered removal of acid and greenhouse gases within a single unit makes the system highly desirable by industries whose fuels contain multiple contaminants. The resulting ENVI-Clean™ unit has high efficiency and is very simple to operate.

The neutralizing solution is selected to remove targeted pollutants: limestone and hydrated lime are used to neutralise the scrubbing solution for the removal of acid gases such as sulphur dioxide, hydrogen chloride and hydrogen flouride. The unique design of the ENVI system allows for the sequential removal of pollutants by stacking heads and utilizing different neutralizing chemistry in each operating unit. This provides industry with a system that fulfills multiple applications.

The ENVI-Clean™ system has numerous new and retrofit applications:

●	coal and coal waste fuelled CFBC boilers;
●	pulverized coal and stoker-grate boilers;
●	heavy oil fired boilers;
●	biomass and waste to energy boilers;
●	lime kilns, dryers, shredders and foundries;
●	industrial exhaust scrubbing of particulates and acid gases;
●	diesel engines, large marine and stationary engines; and
●	sewage sludge, hazardous waste and MSW incinerators.

Our management believes that the ENVI-Clean™ system has significant competitive advantages in the market for emission control systems including:

1.
efficiency: tests performed at an 84MW coal power plant in West Virginia (USA) indicate that the ENVI-Clean™ system removed on average 99.3% of sulphur dioxide over a three day period from the plant’s emissions;

2.
low capital cost: the system has a compact and flexible footprint relative to competitive products.  For electricity generation applications, Enviro’s system is priced for market at approximately US$90 per kilowatt of electricity generation.  In comparison, industry consultants state that comparable systems in North America are typically priced at US$300-500 per kilowatt (Source: High Energy Services/Babcock & Wilson-wet scrubber systems for S02 removal in North America);

3.	low ongoing operating cost: the ENVI-Clean™ system is more affordable in the long term for customers compared to competitor products;
4.
new and retrofit applications: for retrofit applications in particular (as required by the 2011 EPA Boiler MACT Requirements), the system is considered by management to be more compact and adaptable than rival systems;

5.
scalability: the ENVI-Clean™ system can be adapted for the largest power stations but also smaller applications such as diesel marine engines.  It can also remove multiple pollutants in a single system, unlike much of the competition.

On October 5, 2011, Enviro signed a contract to supply the ENVI-Clean™ system to a new waste to energy plant being built in Peterborough, United Kingdom (the “Peterborough Contract”).  The initial material term and condition of the contract was that Enviro demonstrate testing of the system that achieved the performance levels represented in regards to emissions by March 31, 2012.  This condition was successfully satisfied and confirmed with Peterborough Renewable Energy Limited prior to the required date.  The Peterborough Contract entitles us, as the holder of the Representation Agreement, to a commission of approximately US$4.6m before third party agency fees.  As a result of Enviro’s satisfaction of the testing conditions, there are no additional material conditions for Enviro to comply with at this time in order to proceed.  However, as neither Enviro nor our company are involved in the construction phase of the plant, we can provide no assurances as to when construction may be completed.

The Peterborough Contract provides for the timing of receipt of payments based upon the conditions as follows:

1.	on signing the contract of sale, successful testing and gaining approval to proceed, 25% of the total sale price;
2.	on approval of construction drawings, 25% of the total sale price;
3.	on notification that the scrubber tank modules are available for delivery, 25% of the total sale price;
4.	on completion of commissioning, 15% of the total sale price; and
5.	on successful completing of performance testing, 10% of the total price.

Information on Pacific Green Technologies Limited

Pacific Green Technologies Limited is a limited liability company incorporated under the laws of England and Wales on 5 April 2011 (“PGT”). The director of PGT is Mr. Joseph Grigor Kelly. PGT has no employees.

The purpose of incorporating PGT was to utilize local knowledge and contacts to build a platform for sales in the following regions: Western Europe, Eastern Europe, Russian Federation, Turkey, Middle East, Azerbaijan, Kazakhstan and Africa.

Current Business

Since signing the Representation Agreement, PGG has secured a worldwide network of agents to market the ENVI-Clean™ system. In Europe there are four agents, in North America five agents, in Asia & Australia two Agents, and in the Middle East one agent. We have assumed these relationships as part of the Assignment and continue to pursue the following main areas of focus.

i) Waste to Energy Plants across Europe

Increasing legislation relating to landfill of municipal solid waste has led to the emergence of increasing numbers of waste to energy plants (“WtE”). A WtE plant obviates the need for landfill, burning municipal waste for conversion to electricity. A WtE plant is typically 45-100MW. The ENVI-Clean™ system is particularly suited to WtE as it cleans multiple pollutants in a single system. The contract secured by Enviro in Peterborough (UK) relates to a WtE plant and the ENVI-Clean™ system was successfully tested at a WtE plant in Edmonton (UK) in March 2012.

ii) Coal fired power stations in North America and Asia

Eviro has successfully conducted sulphur dioxide demonstration tests at the American Bituminous Coal Partners power plant in Grant Town, West Virginia. The testing achieved a three test average of 99.3% removal efficiency. The implementation of US Clean Air regulations in July 2010 has created additional demand for sulphur dioxide removal in all industries emitting sulphur pollution. Furthermore, China consumes approximately one half of the world’s coal, but introduced measures designed to reduce energy and carbon intensity in its 12th Five Year Plan.

iii) Biomass

Applications include regional power facilities and heating for commercial buildings and greenhouses. Typical applications range in size from 1 to 20 megawatts (MW) with power generation occupying the larger end of the range. ENVI has operated a pilot ENVI-clean™ scrubber designed to remove particulate from a 6MW boiler used to heat a large scale, greenhouse facility. The optimisation and testing took place in late 2009 through to March 2010 at the Katatheon Farms in Langley, British Columbia. The full scale system was purchased by the farm and installed in 2010.

iv) Land and marine diesel

Diesel exhaust includes ash and soot as particulate components and sulphur dioxide as an acid gas. The ENVI-Clean™ system is applicable for land power generation systems and marine engines. Diesel power has particular relevance in remote settings such as mining, oil and gas exploration camps in emerging nations.

Testing has been conducted on diesel shipping to confirm the application of seawater as a neutralizing agent for sulphur emissions. In addition to marine application these tests showed applicability of the system for large displacement engines such as stationary generators, compressors, container handling, heavy construction and mining equipment.

Our anticipated operations going forward are as follows:

(1)	market the ENVI-Clean™ system and maximize revenue under the terms of the Representation Agreement;

(2)	secure financial capital in order to hire a management team to maximize the revenue potential of the Representation Agreement; and

(3)	seek further acquisitions of companies involved in developing technologies to improve the environment.

The analysis of new business opportunities, under each of the categories stated above, will be undertaken by or under the supervision of Jordan Starkman, our President, Treasurer, Secretary and sole director.  As of this date and with the exception of the agreements disclosed in this document, we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidates regarding business opportunities for us. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.

In accordance with our business purpose and strategy outlined above, our efforts to analyze potential business opportunities will consider the following factors:

●	potential for growth, indicated by new technology, anticipated market expansion or new products;

●	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

●	strength and diversity of management, either in place or scheduled for recruitment;

●
capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

●	the cost of participation by us as compared to the perceived tangible and intangible values and potentials;

●	the extent to which the business opportunity can be advanced;

●	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

●	other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potential business opportunities may occur at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Securing additional financial and human capital

We have limited capital and one director. It will be necessary for us to build a management team to fully exploit the Representation Agreement and it will also therefore be necessary to raise financial capital. We will therefore proactively seek the raising of additional financial capital as part of our new strategy.

Form of any subsequent acquisitions

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, our respective needs and desires and those of the promoters of the opportunity, and our relative negotiating strength compared to that of such promoters.

It is likely that we will acquire further participations in business opportunities through the issuance of our common stock, or other of our securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended, or the Code, depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were our stockholders prior to such reorganization.

Our stockholders will likely not have control of a majority of our voting securities following a reorganization transaction. As part of such a transaction, our directors may resign and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by our stockholders. In the case of a statutory merger or consolidation directly involving our company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of our outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to us of the related costs incurred.

Competition

We face competition from various companies involved in the environmental technology industries and specifically companies involved in filtering of pollutants.

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

●	establish our product’s competitive advantage with customers;
●	develop a comprehensive marketing system; and
●	increase our financial resources.

However, there can be no assurance that even if we do these things, we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of a competitive advantage offered by our product in terms of efficacy and cost effectiveness. We will attempt to inform our potential customers of these competitive advantages and establish a developed distribution network based on various marketing techniques and positive word of mouth advertising. We believe that our products have cost related competitive advantages over other products in the marketplace due to lower cost of acquisition and more efficient operating expenses.

However, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Research and Development Expenditures

We have not incurred any research expenditures over the past two fiscal years.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

The ENVI-Clean™ system has protected intellectual property rights throughout most of the world. Its technology is protected by Patent Cooperation Treaty (PCT) patent application no. PCT/CA210/000988 filed 25 June 2010 with a priority filing date of 25 June 2009. The International Preliminary Report on Patentability for this PCT application considered all patent claims of the application to be patentable. Enviro has pending national or regional phase patent applications claiming priority from PCT/CA2010/000988 covering 127 countries. Once patents issue, patent rights in this technology will generally endure until 25 June 2030.

Identification of Certain Significant Employees

Currently, we do not have any employees. Additionally, we have not entered into any consulting or employment agreements with our president, chief executive officer, treasurer, secretary or chief financial officer. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our operations.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of—

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

For so long as we are an emerging growth company, we will be permitted to provide the scaled executive compensation disclosure applicable to smaller reporting companies even if we no longer qualify as a smaller reporting company. In addition, as an emerging growth company, we are exempt from PCAOB rules regarding mandatory firm rotation or the auditor reporting model.

Government Regulations

Some aspects of our intended operations will be subject to a variety of federal, provincial, state and local laws, rules and regulations in North America and worldwide relating to, among other things, worker safety and the use, storage, discharge and disposal of environmentally sensitive materials. For example, we are subject to the Resource Conservation Recovery Act (“RCRA”), the principal federal legislation regulating hazardous waste generation, management and disposal.

Under some of the laws regulating the use, storage, discharge and disposal of environmentally sensitive materials, an owner or lessee of real estate may be liable for the costs of removing or remediating certain hazardous or toxic substances located on or in, or emanating from, such property, as well as related costs of investigation and property damage. Laws of this nature often impose liability without regard to whether the owner or lessee knew of, or was responsible for, the presence of the hazardous or toxic substances. These laws and regulations may require the removal or remediation of pollutants and may impose civil and criminal penalties for violations. Some of the laws and regulations authorize the recovery of natural resource damages by the government, injunctive relief and the imposition of stop, control, remediation and abandonment orders. The costs arising from compliance with environmental and natural resource laws and regulations may increase operating costs for both us and our potential customers. We are also subject to safety policies of jurisdictional-specific Workers Compensation Boards and similar agencies regulating the health and safety of workers.

We are not aware of any material violations of environmental permits, licenses or approvals issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our intended business. At this time, we do not anticipate any material capital expenditures to comply with environmental or various regulations and requirements.

While our intended projects or business activities have been designed to produce environmentally friendly green energy or other alternative products for which no specific regulatory barriers exist, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs and decreasing potential demand for our technologies, products or services, which could have a material adverse effect on our results of operations.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

ITEM 1A. RISK FACTORS.

An investment in us is highly speculative in nature and involves a high degree of risk. We have categorised ‘Risks Related to our Business’ in terms of our business purpose as set out in this document. Notwithstanding this categorisation, all risks should be read and interpreted in totality and not in isolation.

Risks Related to our Business

We Have A Limited Operating History With Significant Losses And Expect Losses To Continue For The Foreseeable Future.

We have yet to establish any history of profitable operations. We have incurred net losses of $246,527 and $221,276 for the fiscal years ended March 31, 2012 and 2011, respectively. As a result, at June 30, 2012, we had an accumulated deficit of $4,907,269 , and a net loss of $97,921 for the three month period ended June 30, 2012. We have not generated any revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will depend on our ability to successfully market and sell the ENVI-Clean™ system and there can be no assurance that we will be able to do so.

There Is Doubt About Our Ability To Continue As A Going Concern Due To Recurring Losses From Operations, Accumulated Deficit And Insufficient Cash Resources To Meet Our Business Objectives, All Of Which Means That We May Not Be Able To Continue Operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended March 31, 2012 and 2011, respectively, with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our financial statements for the year ended March 31, 2012, we have incurred operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

We May Not Be Able To Secure Additional Financing To Meet Our Future Capital Needs Due To Changes In General Economic Conditions.

We anticipate needing significant capital to develop our sales force and effective market the ENVI-Clean™ system. We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

We are a development stage company and we may not be successful in marketing the ENVI-Clean™ system and the value of your investment could decline.

We are a development stage company with no substantial tangible assets in a highly competitive industry. We have little operating history, no customers, and no revenues. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry, including the following factors:

●	our business model and strategy are still evolving and are continually being reviewed and revised;

●	we may not be able to raise the capital required to develop our initial client base and reputation; and

●	we may not be able to successfully develop our planned products and services.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in us will decline.

Our business is subject to environmental and consumer protection legislation and any changes in such legislation could prevent us from becoming profitable.

The energy production and technology industries are subject to many laws and regulations which govern the protection of the environment, quality control standards, health and safety requirements, and the management, transportation and disposal of hazardous substances and other waste. Environmental laws and regulations may require removal or remediation of pollutants and may impose civil and criminal penalties for violations. Some environmental laws and regulations authorize the recovery of natural resource damages by the government, injunctive relief and the imposition of stop, control, remediation and abandonment orders. Similarly, consumer protection laws impose quality control standards on products marketed to the public and prohibit the distribution and marketing of products not meeting those standards.

The costs arising from compliance with environmental and consumer protection laws and regulations may increase operating costs for both us and our potential customers. Any regulatory changes that impose additional environmental restrictions or quality control requirements on us or on our potential customers could adversely affect us through increased operating costs and potential decreased demand for our services, which could prevent us from becoming profitable.

The development and expansion of our business through acquisitions, joint ventures, and other strategic transactions may create risks that may reduce the benefits we anticipate from these strategic alliances and may prevent us from achieving or sustaining profitability.

We intend to enter into technology acquisition and licensing agreements and strategic alliances such as joint ventures or partnerships in order to develop and commercialize our proposed technologies and services, and to increase our competitiveness. We currently do not have any commitments or agreements regarding acquisitions, joint ventures or other strategic alliances. Our management is unable to predict whether or when we will secure any such commitments or agreements, or whether such commitments or agreements will be secured on favorable terms and conditions.

Our ability to continue or expand our operations through acquisitions, joint ventures or other strategic alliances depends on many factors, including our ability to identify acquisitions, joint ventures, or partnerships, or access capital markets on acceptable terms. Even if we are able to identify strategic alliance targets, we may be unable to obtain the necessary financing to complete these transactions and could financially overextend ourselves.

Acquisitions, joint ventures or other strategic transactions may present financial, managerial and operational challenges, including diversion of management attention from existing business and difficulties in integrating operations and personnel. Acquisitions or other strategic alliances also pose the risk that we may be exposed to successor liability relating to prior actions involving a predecessor company, or contingent liabilities incurred before a strategic transaction. Due diligence conducted in connection with an acquisition, and any contractual guarantees or indemnities that we receive from sellers of acquired companies, may not be sufficient to protect us from, or compensate us for, actual liabilities. Liabilities associated with an acquisition or a strategic transaction could adversely affect our business and financial performance and reduce the benefits of the acquisition or strategic transaction. Any failure to integrate new businesses or manage any new alliances successfully could adversely affect our business and financial performance and prevent us from achieving profitability.

Our sole director and officer will only spend a modest portion of his available time managing our company. As a result, our success depends on the continuing efforts of other members of our senior management team and employees and the loss of the services of such key personnel could result in a disruption of operations which could result in reduced revenues.

We are dependent upon our officers for execution of our business plan. However, our sole director and officer, Jordan Starkman, will only spend a modest amount of his time in managing our company. As a result, our future success depends heavily upon the continuing services of the other members of our senior management team. If one or more of such other of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future. We do not currently maintain key man insurance on our senior managers. The loss of the services of our senior management team and employees could result in a disruption of operations which could result in reduced revenues.

We will assume debt as a result of the Assignment that we may not be able to repay, resulting in possible default and/or substantial dilution to our shareholders.

The Assignment is partly funded through a Promissory Note of $5 million as set out in this document. There is a risk that we may not be able to repay the Promissory Note when it is due on maturity. In addition, any failure by us to repay the Promissory Note may result in PGG converting the amount outstanding into new shares of the Company’s common stock which would have the effect of diluting existing shareholders.

We are at risk that the ENVI-Clean™ system will not perform to expectations.

As at the date of this document, the ENVI-Clean™ system has been tested to satisfactory requirements but there is no guarantee that the ENVI-Clean™ system will continue to perform satisfactorily in the future which would damage our prospects following the Assignment.

The market for alternative energy products, technologies or services is emerging and rapidly evolving and its future success is uncertain. Insufficient demand for the ENVI-Clean™ system would prevent us from achieving or sustaining profitability.

It is possible that we may spend large sums of money to bring the ENVI-Clean™ system to the market, but demand may not develop or may develop more slowly than we anticipate.

Our future success is dependent on Enviro and its technologies in regards to:

(a) its ability to quickly react to technological innovations;
(b) the cost-effectiveness of its technologies;
(c) the performance and reliability of alternative energy products and services that it develops;
(d) its ability to formalize marketing relationships or secure commitments for our technologies, products and services;
(e) realization of sufficient funding to support our and Enviro's marketing and business development plans; and
(f) availability of government incentives for the development or use of any products and services that we or Enviro develop.

We may be unable to develop widespread commercial markets or obtain sufficient demand or broad acceptance for the Enviro alternative energy products or technologies or services. We may be unable to achieve or sustain profitability.

Competition within the environment sustainability industry may prevent us from becoming profitable.

The alternative energies industry is competitive and fragmented and includes numerous small companies capable of competing effectively in the market we target as well as several large companies that possess substantially greater financial and other resources than we do. Larger competitors' greater resources could allow those competitors to compete more effectively than we can with the Enviro technology. A number of competitors have developed more mature businesses than Enviro has and have successfully built their names in the international alternative energy markets. These various competitors may be able to offer products, sustainability technologies or services more competitively priced and more widely available than Enviro's and also may have greater resources to create or develop new technologies and products than Enviro. Failure to compete either in the alternative energy industry may prevent us from becoming profitable, and thus you may lose your entire investment.

We are at risk of Enviro not being able to manufacture the ENVI-Clean™ system in accordance with contractual terms.

All contracts which we secure for the sale of ENVI-Clean™ system between Enviro and a third party will require that Enviro supplies a functioning emission control system. There is a risk that Enviro is unable to manufacture and supply such a system in accordance with the terms of the contract. Any failure by Enviro to perform its obligations under any such contract may have a detrimental impact on our financial standing and reputation.

Risks Related to our Stockholders and Shares of Common Stock

Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to engage a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale. We do not currently meet the existing requirements to be quoted on the OTC Bulletin Board and there is no assurance that we will ever be able to meet those requirements.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The continued sale of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the doubtful prospect that we will earn significant revenues in the next several years, we will require additional financing of at least $660,000 for the next 12 months (beginning July 2012), which will require us to issue additional equity securities. We expect to continue our efforts to acquire financing to fund our planned development and expansion activities, which will result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement prior from you to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls will be time-consuming, difficult, and costly.

Under Section 404 of the Sarbanes-Oxley Act and current SEC regulations, we will be required to furnish a report by our management on our internal control over financial reporting beginning with our Annual Report on Form 10-K for our fiscal year ending March 31, 2013. We will soon begin the process of documenting and testing our internal control procedures in order to satisfy these requirements, which is likely to result in increased general and administrative expenses and may shift management’s time and attention from revenue-generating activities to compliance activities. While we expect to expend significant resources to complete this important project, we may not be able to achieve our objective on a timely basis. It will be time-consuming, difficult and costly for us to develop and implement the internal controls, processes and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional personnel to do so, and if we are unable to comply with the requirements of the legislation we may not be able to assess our internal controls over financial reporting to be effective in compliance with the Sarbanes-Oxley Act.

As noted above, we will be required to provide an assessment of the effectiveness of internal controls over financial reporting, which will require management to perform appropriate due diligence to test the design and operating effectiveness of key internal controls over financial reporting. However, we do not currently have management or employees with sufficient experience in maintaining books and records and preparing financial statements in accordance with GAAP, which will constitute a material weakness in our internal controls over financial reporting unless rectified.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

ITEM 2. FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the audited financial statements and the related notes that appear elsewhere in this Registration Statement of Pacific Green Technologies Limited, a UK company we acquired on the closing of the Assignment and Share Transfer Agreement.  The acquisition of Pacific Green Technologies Limited is accounted for as a reverse merger and the financials of Pacific Green Technologies Limited will be our financials on a going forward basis. The discussions of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

The audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Results of Operations for our Period Ended March 31, 2012 – Pacific Green Technologies Limited

Our net loss and comprehensive loss for the period from April 5, 2011 (inception) to March 31, 2012 are summarized as follows:

Period from April 5, 2011 (inception) to March 31, 2012 $
Revenue	Nil
Consulting Fees	88,551
Interest Expenses	1,419
Office Expenses	5,828
Professional Fees	15,703
Edmonton Test Fees	47,886
Net loss for the period	159,387

In regards to the above noted expenses, the consulting fees were comprised primarily of fees paid to Joseph Kelly, the director of our subsidiary Pacific Green Technologies Limited; the professional fees were comprised of legal and accounting costs; and the Edmonton Test Fees were as a result of the testing that we were required to do under the Peterborough Contract to satisfy our pilot testing conditions in that agreement. As a result, such testing costs will not be incurred again.

Results of Operations for our Three Month Period Ended June 30, 2012 – Pacific Green Technologies Inc.

Our net loss and comprehensive loss for the three month period ended June 30, 2012 are summarized as follows:

Period ended June 30, 2012 $
Revenue	Nil
Consulting Fees	61,542
Interest Expenses	Nil
Office Expenses	3,738
Professional Fees	20,103
Development and Research Expenses	4,270
Net loss for the period	97,921

In regards to the above noted expenses, the consulting fees were comprised primarily of fees paid to Joseph Kelly ($37,238), the director of our subsidiary Pacific Green Technologies Limited, will additional amounts of $10,001 paid to Tiger Advisors LLP and $11,333 paid to Sichel. The professional fees were comprised of legal and accounting costs. The net loss for the period was partially offset by a currency translation gain of $4,684, resulting in a net comprehensive loss for the period of $93,237.

As noted herein, a portion of the consideration payable by us under the Assignment and Share Transfer Agreement for the acquisition of our subsidiary was a US$5 million Promissory Note, payable over the next five years as follows:

●	31 March 2013 $1,000,000
●	31 March 2014 $1,000,000
●	31 March 2015 $1,000,000
●	31 March 2016 $1,000,000
●	31 March 2017 $1,000,000

Under the terms of the Promissory Note, the loan repayments specified above shall not exceed the amount we earn under the terms of the Representation Agreement.  If we are unable to meet the repayment schedule set out above, PGG will have the option to either roll over any unpaid portion to the following payment date or to convert the outstanding amount into new shares of our common stock.  However, the entire amount of the Promissory Note is due upon the maturity date on the fifth anniversary.  The Promissory Note is unsecured and does not bear interest.

Liquidity and Financial Condition

Working Capital

As at June 30, 2012
Current assets	$17,760
Current liabilities	$917,335
Working capital (deficiency)	$(899,575)

Cash Flows

Period from April 5, 2011 (inception) to June 30, 2012
Cash flows from (used in) operating activities	$(211,511)
Cash flows provided by (used in) investing activities	-
Cash flows provided by (used in) financing activities	213,599
Cash acquired on acquisition	1,430
Net increase (decrease) in cash during period	$3,158

Our anticipated operations going forward are as follows:

1.	market the ENVI-Clean™ system and maximize revenue under the terms of the Representation Agreement;

2.	raise financial capital to build a management team to maximize the revenue potential of the Representation Agreement; and

3.	seek further acquisitions of companies involved in developing technologies to improve the environment.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenses over the next 12 months will be approximately $660,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Expenses ($)
Legal and accounting fees	80,000
Product acquisition, testing and servicing costs	80,000
Marketing and advertising	75,000
Investor relations and capital raising	20,000
Management and operating costs	40,000
Salaries and consulting fees	300,000
General and administrative expenses	65,000
Total	$660,000

We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements. We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

Our currently monthly expenses are approximately $26,000 per month, which if we maintain our operations at present status quo will only increase marginally as a result of increased reporting and accounting obligations.  This amount includes the monthly consulting fee of $20,000 payable to Sichel.  This amount has been accrued to date and we anticipate that Sichel will continue to accrue the $20,000 monthly consulting fees that are owed to it, but can provide no assurances in this regard.  However, in order to advance and expand our business as described herein we anticipate expending approximately $660,000 over the next 12 months.  If we are not able to raise the full $660,000 to implement our business plan as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on product acquisition, testing and servicing costs as well as marketing and advertising of our products. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

We have incurred substantial debt and have substantial monthly obligations, which we do not currently have the ability to repay or fund.  We do not currently have plans for the repayment of the approximately $460,000 owed to Sichel, and also anticipate continuing to accrue the $20,000 monthly consulting fees owed to Sichel. Sichel has the option to be paid in monthly consulting fees by way of the issuance of 5,000 shares of common stock.  They have not exercised this election to date.

Additional debt is primarily comprised of the $5 million Promissory Note payable over the next five years that we provided to Pacific Green Group Limited as a portion of the consideration for the acquisition of Pacific Green Technologies Limited. Under the terms of the Promissory Note, the annual loan repayments shall not exceed the amount we earn under the terms of the Representation Agreement.  If we are unable to meet the repayment schedule set out above, PGG will have the option to either roll over any unpaid portion to the following payment date or to convert the outstanding amount into new shares of our common stock.  However, the entire amount of the Promissory Note is due upon the maturity date on the fifth anniversary.  The Promissory Note is unsecured.

Given that Sichel and Pacific Green Group Limited, related companies, are collectively our largest shareholders, we do not anticipate that they will take action to collect such debts in the near future, but cannot provide any assurances in this regard as we do have any agreements providing for this.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Going Concern

Our financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We are in the developmental stage and have not yet established an ongoing source of revenue sufficient to cover our operating costs and allow us to continue as a going concern. In addition, as of June 30, 2012, we have an accumulated deficit since inception totaling $4,907,269. Our current business plan requires additional funding beyond our anticipated cash flows from operations. These and other factors raise substantial doubt about our ability to continue as a going concern.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, we will need, among other things, additional capital resources during the next twelve months to finance the growth of our current operations and achieve our strategic objective. Management's plan to continue as a going concern includes raising additional capital through sales of common stocks to generate enough cash flow to fund its operations through 2012 and 2013. However management cannot grant any assurances that such financing will be secured.

The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future debt or equity financing.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America and are expressed in United States dollars. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statement.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates. The significant areas requiring the use of management estimates are related to valuation of deferred taxes. Although these estimates are based on management‘s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ materially from those estimates.

Stock-Based Compensation

We followed Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”, to account for its stock options and similar equity instruments issued. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid. We did not grant any stock options during the period ended March 31, 2012.

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted loss per share is calculated using the treasury stock method and reflects the potential dilution of securities by including stock options, special warrants, and contingently issuable shares, if any, in the weighted average number of common shares outstanding for a year, if dilutive. In a loss year, potential dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive. Accordingly, basic and diluted loss per share is the same for the loss year. As at March 31, 2012 the basic loss per share was equal to diluted loss per share as there were no dilutive instruments.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

☐ Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities
☐ Level 2 – inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
☐ Level 3 – inputs that are not based on observable market data.

For the period ended March 31, 2012, the fair value of cash and cash equivalents was measured using Level 1 inputs. Our financial instruments include cash and cash equivalents, bank indebtedness, accounts payable and accrued liabilities and due to related parties. Fair values of these financial statements approximate their carrying values due to their short-term nature. Management is of the opinion that we are not exposed to significant interest, credit or currency risks arising from these financial instruments.

Recent Accounting Pronouncements

Our company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on our company’s results of operations, financial position or cash flow.

ITEM 3. PROPERTIES.

Facilities

Our principal executive office location and mailing address is 3651 Lindell Rd. Suite #D155, Las Vegas, NV, 89103. Currently, this space is sufficient to meet our office and telephone facility needs; however, if we expand our business to a significant degree, we will have to find a larger space. The cost of the office is not more than US$1,000 per annum.

We neither rent nor own any other properties.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at June 29, 2012, regarding the beneficial ownership of our common stock of each person or group known by us to beneficially own 5% or more of our outstanding shares of common stock; each of our executive officers and directors; and all our executive officers and directors as a group:

Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class % (1)
Common Stock	Jordan Starkman 3651 Lindell Road Unit D155 Las Vegas NV 89103	3,700	0.0007%
	All Officers and Directors as a Group	3,700	0.0007%
Common Stock	Pacific Green Group Limited (2) Bison Court, Road Town, Tortola British Virgin Islands	5,000,000	99.46%
Common Stock	Sichel Limited (2) Bison Court, Road Town, Tortola British Virgin Islands	8,227	0.16%
	All 5%+ Shareholders	5,008,227	99.6%

(1) As at the date of this document, there were 5,027,002 shares of our Common Stock outstanding and no shares of preferred stock issued and outstanding.  We have no outstanding stock options or warrants.  Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security. In determining the percent of voting stock owned by a person (a) the numerator is the number shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 5,027,002 shares of common stock outstanding and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

(2) Scott Poulter of Bison Court, Road Town, Tortola, British Virgin Islands has voting and dispositive control over shares owned by Pacific Green Group Limited and Sichel Limited.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Mr. Jordan Starkman	President, Treasurer, Secretary and Director	42	October 26, 2008

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mr. Jordan Starkman

Mr Jordan Starkman, 42, has served as our President, Treasurer, Secretary and Sole Director since October 26, 2008.

Mr. Starkman brings over twenty years experience in sales, financial consulting, and investor and client relations to the Pacific Green team. He is a co-founder of Pay By the Day Company Inc. and was VP Operations from June 2003 prior to becoming President in January 2006. In addition to being President of Pay By The Day Company Inc., Mr. Starkman has been the President of Tucana Lithium (formerly Pay By The Day Holdings) since August 2007 and Health Advance Inc. since April 2010, both of which are quoted on the OTCQB. Pay By The Day Company Inc. was owned by Tucana Lithium (formerly Pay By The Day Holdings) until May 2012. Mr. Starkman spends the majority of his time overseeing the operations of Tucana Lithium, a junior mining/exploration company, and Health Advance, an online medical supply company. Prior to forming Pay By The Day Company Inc. in 2003, Jordan was a sales person from January 2002 to February 2003 at The Buck A Day Company, an Ontario based direct sales company focused on sales of computers and consumer electronics, and was President of Guardians of Gold from November 2005 to October 2011. Jordan has an extensive background in finance and business development. He worked for 10 years as an independent consultant for various publicly traded companies responsible for initiating new business and developing long-term relationships with customers. Jordan also holds a BA in Statistics from the University of Western Ontario.

Mr. Starkman was appointed as our director due to his experiences in sales, financial consulting, and investor and client relations.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 6. EXECUTIVE COMPENSATION.

No officer or director has received any compensation from our company since our inception. Until we acquire additional capital, we do not anticipate that any officer or director will receive compensation from us other than reimbursement for out-of-pocket expenses incurred on behalf of our company. Our officers and directors intend to devote very limited time to our affairs.

We have no stock option, retirement, pension, or profit sharing programs for the benefit of our directors, officers or other employees, but our board of directors may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination.

We do not have a standing compensation committee or a committee performing similar functions, but our entire board of directors acts in such capacity.

Summary Compensation Table

The particulars of compensation paid by our company to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the period from inception to March 31, 2012; and
(c)
up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the period to March 31, 2012, who we will collectively refer to as our named executive officers are set out in the following summary compensation table:

Name and Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards/SARs ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Jordan Starkman President, Treasurer, and Secretary	2011	Nil	Nil	Nil	Nil	Nil	Nil	Nil
	2012	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During our fiscal year ended March 31, 2012 there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the year ended March 31, 2012.

Option Exercises

During our Fiscal year ended March 31, 2012 there were no options exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended March 31, 2012, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

During the fiscal year ended March 31, 2012, we were charged $240,000 (2011 – $220,000) for consulting fees by a corporation, Sichel Limited, who became a shareholder of our company subsequent to March 31, 2012, all $460,000 of which is still outstanding balance as at March 31, 2012 (2011 – $220,000). The outstanding balance due on June 30, 2012 is $535,296.

During the fiscal year ended March 31, 2012, we were charged $2,000 (2011-$Nil) for consulting fees by a director, Jordan Starkman, and for the three months ended June 30, 2012 were charged $Nil.

At March 31, 2012, we have advances from a shareholder and director, Jordan Starkman, of $10,404 (2011 - $10,404). No additional advances occurred during the three month period ended June 30, 2012. The outstanding amounts are non-interest bearing, unsecured, and due on demand.

We have paid certain consulting fees to Joseph Kelly, the director and officer of our subsidiary, Pacific Green Technologies Limited. For the year ended March 31, 2012, Mr. Kelly was paid £47,976 (US$76,579) in consulting fees and for the three month period ended June 30, 2012, the consulting fees paid to Mr. Kelly were £23,500 (US$37,238).

Recipients of this form 10 should also note the following related party disclosures:

1.	Sichel Limited, a company incorporated in the British Virgin Islands, is the parent company of Pacific Green Group Limited;
2.	On 19 March 2012, Sichel Limited subscribed for 8,127 shares of the Company’s common stock at a price of $2 per share;
3.
Sichel Limited has provided consulting services to the Company under the provisions of a consulting agreement dated May 1, 2010.  The consulting services are comprised of the formulation of strategies within the industry sector, the identification and execution of target acquisitions, the identification and recruitment of management and directors, and ongoing administrative and technical support. The consulting agreement entitles Sichel Limited to US$20,000 per calendar month.  As at 31 March 2012, the Company owed Sichel Limited US$460,000 under the terms of this agreement;

4.	Prior to the Assignment and Share Transfer Agreement, Sichel Limited owned 8,227 shares of the Company’s outstanding common stock;
5.	The sole director of Sichel Limited is also the sole director of Pacific Green Group Limited;
6.
As at 31 March 2012, Pacific Green Technologies Limited owed GBP£80,045 (US$127,968) to Pacific Green Group Limited.  Pacific Green Group Limited has funded all the expenses of Pacific Green Technologies Limited in the United Kingdom by way of shareholder loans;

7.	Sichel Limited, together with associated entities under common control, is a significant shareholder of EnviroResolutions Inc.; and
8.	Sichel Limited has a contract with EnviroResolutions, Inc. to provide management services to EnviroResolutions, Inc. for an amount equal to CDN$12,500 per calendar month.

Both Sichel Limited and Pacific Green Group Limited are wholly owned subsidiaries of the Hookipia Trust.  Pacific Green Group Limited’s wholly owned subsidiary was Pacific Green Technologies Limited.  As a result, we acquired Pacific Green Technologies Limited as described herein from Pacific Green Group Limited, the subsidiary, which resulted in us issuing 5,000,000 shares of common stock to Pacific Green Group Limited, representing 99.40% of our issued and outstanding shares.

Jordan Starkman is involved in other business activities and may, in the future, become involved in other business opportunities that become available. Jordan Starkman provides consulting services to our company. Jordan Starkman expects to spend less than ten percent (10%) of his time on this business. Jordan Starkman may face a conflict in selecting between our company and his other business interests. We have not formulated a policy for the resolution of such conflicts.

We have not had a promoter at anytime.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

Corporate Governance and Director Independence.

We currently act with one director. We have determined that we do not have a director that would qualify as an “independent director” as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

ITEM 8. LEGAL PROCEEDINGS.

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common shares are quoted on the Pink Sheets (OTC Pink) Quotation System under the symbol “PGTK”, but trade infrequently.  Our common shares are not listed on NASDAQ and we do not currently have any intention to list any of our securities on that market.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Pink(1)
Quarter Ended	High	Low
Second Quarter 2012	.01	.0006
First Quarter 2012	.1	.003
Fourth Quarter 2011	.0078	.0017
Third Quarter 2011	.005	.0024
Second Quarter 2011	NA	NA
First Quarter 2011	.008	.0045
Fourth Quarter 2010	.0061	.003
Third Quarter 2010	.003	.0012

(1)	Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

As at the date of this form 10, there were 193 record holders of an aggregate of 5,027,002 shares of our Common Stock issued and outstanding.

Dividends

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.

Securities Authorized for Issuance under Equity Compensation Plans.

None.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, we have issued and sold the following securities without the benefit of registration under the Securities Act of 1933, as amended:

On March 19, 2012, we issued 8,127 shares of our common stock to Sichel Limited at a price of $2 per share. These shares were issued without a prospectus in reliance on exemptions from registration found in Regulation S of the Securities Act of 1933, as amended.

On June 14, 2012 we issued 5,000,000 shares of our common stock to PGG pursuant to the closing of the Assignment and Share Transfer Agreement. These shares were issued without a prospectus in reliance on exemptions from registration found in Regulation S of the Securities Act of 1933, as amended.

Furthermore, we will, in all likelihood, issue a substantial number of additional shares in connection with the acquisition of shares in Enviro and in connection with other business combinations. Subject to commercialization of the Enviro technologies, we would intend to complete an acquisition of Enviro in an effort to consolidate our respective companies. However, we do not currently have any arrangements, agreements or understandings in this regard and so cannot provide any assurances of such an acquisition. Since we expect to issue additional shares of common stock in connection with a business combination, existing stockholders of our company may experience substantial dilution in their shares. However, it is impossible to predict whether a business combination will ultimately result in dilution to existing shareholders.

ITEM 11. DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As at the date of this form 10, there were 5,027,002 shares of our common stock issued and outstanding that is held by 193 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

ITEM 12. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

In addition, our bylaws provide that we shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative (a “legal action”), whether such legal action be by or in the right of the corporation or otherwise, by reason of the fact that such person is or was a director or officer of us, or serves or served at our request as a director or officer, of another corporation, partnership, joint venture, trust or any other enterprise. Notwithstanding this, no indemnification will be permitted if a judgment or other final adjudication adverse to that person establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The indemnification obligation of us in our bylaws is permitted under Section 145 of the General Corporation Law of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

(i)	Audited Financial Statements of Pacific Green Technologies Limited for the period from April 5, 2011 (inception) to March 31, 2012.

(ii)	Audited Financial Statements of Pacific Green Technologies Inc. (formerly ECash, Inc.) for the years ended March 31, 2012 and 2011

(iii)	Pro-Forma Balance Sheet of Pacific Green Technologies Inc. (formerly ECash, Inc.) and Pacific Green Technologies Limited as of March 31, 2012.

(iv)	Unaudited Consolidated Interim Financial Statements of Pacific Green Technologies Inc. (formerly, ECash, Inc.) for the three month period ended June 30, 2012.

The financial statements follow the signature page to this Registration Statement on Form 10.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following the signature page to this Registration Statement on Form 10.

Exhibit	Description of Exhibit

2.1	Assignment and Share Transfer Agreement filed on July 3, 2012
3.1	Articles of Incorporation of Pacific Green Technologies Inc. (formerly Beta Acquisition Corp.) filed on July 3, 2012
3.2	Certificate of Amendment filed on August 15, 1995
3.3	Certificate of Amendment filed on August 5, 1998
3.4	Certificate of Amendment filed on October 15, 2002
3.5	Certificate of Amendment filed on May 8, 2006
3.6	Certificate of Amendment filed on May 29, 2012
3.7	Bylaws of Pacific Green Technologies Inc. filed on July 3, 2012
10.1	Representation Agreement between Pacific Green Group Limited and EnviroResolutions Inc. filed on July 3, 2012
10.2	Promissory Note filed on July 3, 2012
10.3	Peterborough Agreement filed on August 23, 2012
10.4	Sichel Consulting Agreement filed on July 3, 2012

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFIC GREEN TECHNOLOGIES INC.

DATE: October 24, 2012	By:	/s/ Jordan Starkman
Jordan Starkman, President, Secretary, Treasurer and Director Principal Executive Officer Principal Financial Officer

PACIFIC GREEN TECHNOLOGIES LIMITED

(A Development Stage Company)
Financial Statements
March 31, 2012
 (Expressed in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

PACIFIC GREEN TECHNOLOGIES LIMITED

We have audited the balance sheet of Pacific Green Technologies Limited (the “Company”) as at March 31, 2012 and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the period from April 5, 2011 (inception) to March 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at March 31, 2012 and the result of its operations and its cash flows for the period from April 5, 2011 (inception) to March 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements refer to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had recurring losses and requires additional funds to maintain its planned operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
June 11, 2012	Chartered Accountants

ACCOUNTING › CONSULTING › TAX 2300, 1055 DUNSMUIR STREET, BOX 49148, VANCOUVER, BC V7X 1J1 1.877.688.8408 P: 604.685.8408 F: 604.685.8594 mnp.ca

PACIFIC GREEN TECHNOLOGIES LIMITED
(A Development Stage Company)
Balance Sheet
(Expressed in U.S. Dollars)

March 31,
2012

ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$3,348
VAT Receivables	12,899
Total Current Assets	16,247

TOTAL ASSETS	$16,247

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts Payable and Accrued Liabilities	$46,492
Shareholder Loan	127,968
Total Current Liabilities	174,460

STOCKHOLDERS' EQUITY (DEFICIT)

Authorized: unlimited common shares with no par value
Issued: 1 common share	2
Contributed Surplus	1,419
Accumulated Other Comprehensive Income (Loss)	(247)
Deficit Accumulated During the Development Stage	(159,387)

Total Stockholders' Equity (Deficit)	(158,213)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$16,247

The accompanying notes are an integral part of these financial statements

PACIFIC GREEN TECHNOLOGIES LIMITED
(A Development Stage Company)
Statement of Operations and Comprehensive Loss
(Expressed in U.S. Dollars)

For the Period From
April 5, 2011
(Inception) to
March 31, 2012

EXPENSES
Consulting Fees	$88,551
Interest Expenses	1,419
Office Expenses	5,828
Professional Fees	15,703
Development and research expenses	47,886

Net Loss	159,387

Other Comprehensive Loss
Currency Translation Adjustment	247

Comprehensive Loss	$159,634

The accompanying notes are an integral part of these financial statements

PACIFIC GREEN TECHNOLOGIES LIMITED
(A Development Stage Company)
Statement of Cash Flows
(Expressed in U.S.Dollars)

For the Period From
April 5, 2011
(Inception) to
March 31, 2012
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:

Net Loss for the Period	$(159,387)

Adjustment for items not involving cash:
Imputed interest	1,419

Changes in non-cash working capital items:
VAT Receivables	(12,877)
Accounts Payable and Accrued Liabilities	46,413

Net Cash (Used in) Operating Activities	(124,432)

CASH FLOWS FROM FINANCING ACTIVITIES:

Share Issued for Cash	2
Shareholder Loan	127,751

Net Cash From Financing Activities	127,753

EFFECT OF EXCHANGE RATE ON CASH	27

NET CHANGE IN CASH AND CASH EQUIVALENTS	3,348

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,348

SUPPLEMENTAL DISCLOSURES
Cash Paid for:
Interest	$-
Income Taxes	$-

The accompanying notes are an integral part of these financial statements

PACIFIC GREEN TECHNOLOGIES LIMITED
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)
March 31, 2012

					DEFICIT
			ACCUMULATED		ACCUMULATED	TOTAL
			OTHER	ADDITIONAL	DURING	SHAREHOLDERS'
	COMMON STOCK		COMPREHENSIVE	PAID IN	DEVELOPMENT	EQUITY
	SHARES	AMOUNT	INCOME (LOSS)	CAPITAL	STAGE	(DEFICIT)

Balance, April 5, 2011	-	$-	$-	$-	$-	$-

Share issued for cash at $1 per common share	1	2	-		-	2
Imputed interest from a shareholder loan	-	-	-	1,419	-	1,419
Other Comprehensive Income	-	-	(247)	-	-	(247)
Net loss for the period	-	-	-	-	(159,387)	(159,387)
Balance, March 31, 2012	1	$2	$(247)	$1,419	$(159,387)	$(158,213)

The accompanying notes are an integral part of these financial statements

PACIFIC GREEN TECHNOLOGIES LIMITED
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
(Expressed in U.S. Dollar)

1.             NATURE OF BUSINESS AND OVERVIEW

The accompanying financial statements represent the accounts of Pacific Green Technologies Limited, incorporated for England and Wales on April 5, 2011. The Company is in the development stage. The purpose of incorporating the Company was to utilize local knowledge and contacts to build a platform for sales of environmental technologies. The Company’s fiscal year end is March 31st.

2.             GOING CONCERN

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the developmental stage and has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. In addition, as of March 31, 2012, the Company has an accumulated deficit totaling $159,387. The Company’s current business plan requires additional funding beyond its anticipated cash flows from operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources during the next twelve months to finance the growth of its current operations and achieve its strategic objective. Management's plan to continue as a going concern includes raising additional capital through sales of common to generate enough cash flow to fund its operations through 2012 and 2013. However management cannot grant any assurances that such financing will be secured.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).  All adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as at March 31, 2012 have been included.

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates. The significant areas requiring the use of management estimates are related to the valuation of deferred taxes. Although these estimates are based on management‘s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ materially from those estimates.

PACIFIC GREEN TECHNOLOGIES LIMITED
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
(Expressed in U.S. Dollar)

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a maturity of three months or less.  As at March 31, 2012, there were no cash equivalents.

Stock-Based Compensation

The Company followed Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”, to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended March 31, 2012.

Foreign Currency Translations

The Company’s functional currency is British Pounds. Transactions in other currencies are recorded in British Pounds at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into British Pounds at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the statements of operations.

The Company has chosen U.S. dollars as its reporting currency. The Company’s assets and liabilities are translated into the reporting U.S. dollars at exchange rates at the balance sheet date, equity accounts are translated at historical exchange rate and revenues and expenses are translated by using the average exchange rates. Accumulated translation adjustments are reported as a separate component of other comprehensive income (loss) in the statement of stockholders’ equity.

Comprehensive Income (Loss)

ASC 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its statement of operations and comprehensive loss. Comprehensive income (Loss) comprises equity except those transactions resulting from investments by owners and distributions to owners.

Concentration of credit risk

The Company places its cash and cash equivalent with high credit quality financial institution. As of March 31, 2012, the Company had approximately $nil in a bank beyond federally insured limit.

Income Taxes

SC740, “Income Taxes” requires the Company to recognized deferred tax liabilities and assets for the expected future tax consequence of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

PACIFIC GREEN TECHNOLOGIES LIMITED
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
(Expressed in U.S. Dollar)

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted loss per share is calculated using the treasury stock method and reflects the potential dilution of securities by including stock options, special warrants, and contingently issuable shares, if any, in the weighted average number of common shares outstanding for a year, if dilutive. In a loss year, potential dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive. Accordingly, basic and diluted loss per share is the same for the loss year. As at March 31, 2012, the basic loss per share was equal to diluted loss per share as there was no dilutive instruments.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

●	Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities
●	Level 2 – inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – inputs that are not based on observable market data.

For the period ended March 31, 2012, the fair value of cash and cash equivalents was measured using Level 1 inputs. The Company’s financial instruments include cash and cash equivalents, accounts payable and accrued liabilities and shareholder loan.  Fair values of these financial statements approximate their carrying values due to their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

New Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This Update resulted in common requirements for measuring fair value and for disclosing information about fair value measurements, including a consistent meaning of the term ―fair value. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011. The adoption of ASC No. 2011- 04 is not expected to have a material impact on the Company‘s financial statements.

PACIFIC GREEN TECHNOLOGIES LIMITED
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
(Expressed in U.S. Dollar)

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2011, the FASB issued Accounting Standards Update (ASU) 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on April 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on the Company’s financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.             CAPITAL STOCK

Authorized:

Unlimited common stocks with no par value

Issued and Outstanding

On April 5, 2011, the Company issued 1 common stock at value of £1 per share. As at March 31, 2012, the Company had 1 common stock issued and outstanding.

5.             INCOME TAXES

The Company is subject to income tax in UK on their taxable income as reported in its statutory accounts at a tax rate in accordance with the relevant UK Income Tax Act. A reconciliation of income taxes at statutory rates with the reported taxes is as follows:

Period from April 5, 2011 (Inception) March 31, 2012

Loss for the period	$159,387
Statutory UK tax rate	20%

Income tax recovery	31,900
Non-deductible expenses	(400)
Unrecognized benefit of non-capital losses	(31,500)
$-

Deferred tax assets and the valuation account are as follows:

March 31, 2012
Deferred tax asset:
Net operating loss carryforward	$31,000
Valuation allowance	(31,000)
$-

PACIFIC GREEN TECHNOLOGIES LIMITED
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012
(Expressed in U.S. Dollar)

5.             INCOME TAXES (continued)

The Company has non-capital losses of approximately $157,000, which may be carried forward indefinitely and applied against taxable income in future years. The benefits of these losses have not been reflected in these financial statements and have been offset by a valuation allowance.

6.             RELATED PARTY TRANSACTIONS

During the period ended March 31, 2012, the Company entered into the following transactions with related parties.

a)	Paid consulting fee of $76,579 (£47,976) to a director and officer.

b)
As at March 31, 2012, there was a shareholder loan of $127,968 from the holding company of the Company for operating expenses. This loan is unsecured, non-interest-bearing and due on demand. The Company recorded imputed interests calculated based on the average outstanding balance and the market interest rate of 7.9% thereby leading to the recognition of interest expense of $1,419. A corresponding amount was classified as contributed surplus.

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

7.             SUBSEQUENT EVENTS

The Company has evaluated subsequent events for the period ended March 31, 2012 through the date the financial statements were issued, and concluded there were no other events or transactions occurring during this period that required recognition or disclosure in its financial statements.

PACIFIC GREEN TECHNOLOGIES INC.
 (formerly ECash, Inc.)

(A Development Stage Company)
Financial Statements
March 31, 2012 and 2011

 (Expressed in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the board of directors and shareholders of Pacific Green Technologies Inc. (formerly ECash, Inc.):

We have audited the balance sheets of Pacific Green Technologies Inc. (formerly ECash, Inc.) as at March 31 2012 and 2011, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at March 31, 2012 and 2011and the result of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements refer to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had recurring losses and requires additional funds to maintain its planned operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, BC June 19, 2012	Chartered Accountants

ACCOUNTING › CONSULTING › TAX 2300, 1055 DUNSMUIR STREET, BOX 49148, VANCOUVER, BC V7X 1J1
1.877.688.8408 P: 604.685.8408 F: 604.685.8594 mnp.ca

Pacific Green Technologies Inc. (formerly ECash, Inc.)
(A Development Stage Company)
Balance Sheets
(Expressed in U.S. Dollars)

	March 31,	March 31,
	2012	2011

ASSETS

CURRENT ASSETS
	$6,777	$-
Cash and Cash Equivalents	6,777	-
Total Current Assets
TOTAL ASSETS	$6,777	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Bank Indebtedness	$-	$25
Accounts Payable and Accrued Liabilities	586,645	349,570
Due to Related Parties	10,404	10,404
Total Current Liabilities	597,049	359,999

TOTAL LIABLITIES	597,049	359,999

STOCKHOLDERS' EQUITY (DEFICIT)

Authorized: 500,000,000 common shares with par value $0.001
Issued: 18,737 common shares for 2012 and 2011	19	19
Share Subscription Received in Advance	16,254	-
Additional Paid-in Capital	410,138	410,138
Accumulated Deficit Prior to Current Development Stage	(71,014)	(71,014)
Accumulated Deficit During Development Stage	(945,669)	(699,142)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(590,272)	(359,999)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,777	$-
The accompanying notes are an integral part of these financial statements

Pacific Green Technologies Inc. (formerly ECash, Inc.)
(A Development Stage Company)
Statements of Operations and Comprehensive Loss
(Expressed in U.S. Dollars)

	For the Years Ended March 31,		Cumulative From Beginning of Development Stage March 31, 2007 to March 31, 2012
	2012	2011
OPERATINGEXPENSES
Accounting fees	$-	$-	$2,055
Bank charges	1	25	167
Consulting fees	242,000	220,000	924,500
Legal fees	-	-	1,405
Transfer agent and filing fees	6,059	1,251	19,075

Total Operating Expenses	248,060	221,276	947,202

OTHER INCOME OR EXPENSES
Foreign exchange loss	15	-	15
Other income	(1,548)		(1,548)

NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD	$(246,527)	$(221,276)	$(945,669)

NET LOSS PER SHARE - BASIC AND DILUTED	$(13.16)	$(11.81)

WEIGHTED AVERAGE NUMBER OF COMMON SHARE
BASIC AND DILUTED	18,738	18,738

The accompanying notes are an integral part of these financial statements

Pacific Green Technologies Inc. (Formerly ECash, Inc.)
(A Development Stage Company)
Statements of Cash Flows
(Expressed in U.S. Dollars)

			Cumulative
			From
			Beginning
			of
			Development
			Stage
	For the		March 31,
	Years Ended		2007 to
	March 31,		March 31,
	2012	2011	2012
CASH FLOWS (USED IN) FROM OPERATINGACTIVITIES:

Net Loss for the Period	$(246,527)	$(221,276)	$(945,669)

Adjustment for items not involving cash:
Shares Issued for Services	—	—	387,500

Changes in Assets and Liabilities:
Accounts Payable and Other Liabilities	237,075	221,251	542,145
Due to Related Parties	—	—	10,404

Net Cash Used in Operating Activities	(9,452)	(25)	(5,620)

CASH FLOWS FROM FINANCINGACTIVITIES:
Bank indebtedness	(25)	25	(5,270)
Shares Issued for Cash	—	—	1,413
Share Subscription Received	16,254	—	16,254

Net Cash Provided by Financing Activities	16,229	25	12,397

NET CHANGE IN CASH AND CASH EQUIVALENTS	6,777	—	6,777

CASH AND CASH EQUIVALENTS		—
BEGINNINGOF PERIOD

CASH AND CASH EQUIVALENTS
END OF PERIOD	$6,777	$—	$6,777

SUPPLEMENTAL DISCLOSURES
Cash Paid for:
Interest	$—	$—	$—
Income Taxes	$—	$—	$—

Non-Cash Transactions:
Share Issued for Services	$—	$—	$387,500

The accompanying notes are an integral part of these financial statements

Pacific Green Technologies Inc. (formerly ECash, Inc.)
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
March 31, 2012 and 2011
(Expressed in U.S. Dollars)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	SHARE SUBSCRIPTION RECEIVED IN ADVANCE	DEFICIT PRIOR TO CURRENT DEVELOPMENT STAGE	ACCUMULATED DEFICIT DURING DEVELOPMENT STAGE	TOTAL SHAREHOLDERS' EQUITY(DEFICIT)
	SHARES	AMOUNT

Balance, March 31, 2007	10,623	$11	$21,233	$-	$(71,014)	$-	$(49,770)

Shares issued at $2.00 per share	20,179	20	40,338	-	-	-	40,358
Shares cancelled and returned to treasury	(21,364)	(21)	(42,706)	-	-	-	(42,727)
Net loss and comprehensive loss for the year	-	-	-	-	-	(7,371)	(7,371)
Balance, March 31, 2008	9,438	10	18,865	-	(71,014)	(7,371)	(59,510)

Net loss and comprehensive loss for the year	-	-	-	-	-	(1,029)	(1,029)
Balance, March 31, 2009	9,438	10	18,865	-	(71,014)	(8,400)	(60,539)

Debt forgiven by a director			3,782				3,782
Share issued for services at $41.67 per share	9,300	9	387,491	-	-	-	387,500
Net loss and comprehensive loss for the year	-	-	-	-	-	(469,466)	(469,466)
Balance, March 31, 2010	18,738	19	410,138	-	(71,014)	(477,866)	(138,723)

Net loss and comprehensive loss for the year	-	-	-			(221,276)	(221,276)
Balance, March 31, 2011	18,738	19	410,138	-	(71,014)	(699,142)	(359,999)

Share subscription received in advance	-	-	-	16,254	-	-	16,254
Net loss and comprehensive loss for the year	-	-	-	-	-	(246,527)	(246,527)
Balance, March 31, 2012	18,738	$19	$410,138	$16,254	$(71,014)	$(945,669)	$(590,272)

The accompanying notes are an integral part of these financial statements

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012 and 2011
(Expressed in U.S. Dollars)

1.             NATURE OF BUSINESS AND OVERVIEW

Pacific Green Technologies Inc. (formerly known as ECash, Inc.) (the “Company”) was incorporated in Delaware on March 10, 1994, under the name of Beta Acquisition Corp. In September 1995, the Company changed its name to In-Sports International, Inc. In August 2002, changed its name from In-Sports International, Inc. to ECash, Inc and on May 24, 2012, the board of directors approved to change its name from ECash, Inc. to Pacific Green Technologies Inc.

The Company was originally engaged in the business of operating automated teller machines and its shares were quoted on the OTCBB. The Company discontinued its operations on March 1, 2007. The Company has effectively entered into a new development stage for accounting purpose effective March 31, 2007.  The management divested the Company’s main operating business to look for new opportunities. On January 7, 2008, the Company’s shares were deregistered from the OTCBB.

On June 13, 2012, the Company entered into a reverse split of its issued and outstanding common stock on the basis 2,000 existing common shares for 1 new shares of common stock with a par value of $0.001. All common stock and per share data for prior periods have been restated to give effect to this reverse stock split.

2.             GOING CONCERN

These financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the developmental stage and has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. In addition, as of March 31, 2012, the Company has an accumulated deficit since inception totaling $1,016,683. The Company’s current business plan requires additional funding beyond its anticipated cash flows from operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources during the next twelve months to finance the growth of its current operations and achieve its strategic objective. Management's plan to continue as a going concern includes raising additional capital through sales of common stocks to generate enough cash flow to fund its operations through 2012 and 2013. However management cannot grant any assurances that such financing will be secured.

The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).  All adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as at March 31, 2012 have been included.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012 and 2011
(Expressed in U.S. Dollars)

Accounting Method

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a original maturity of three months or less.  As at March 31, 2012 and 2011, there were no cash equivalents.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates. The significant areas requiring the use of management estimates are related to valuation of deferred taxes. Although these estimates are based on management‘s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ materially from those estimates.

Stock-Based Compensation

The Company followed Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”, to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the years ended March 31, 2012 and 2011.

Foreign Currency Translations

The Company‘s has chosen U.S. dollars as its functional and reporting currency. Transactions in other currencies are recorded in U.S. dollars at the rate of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into U.S. dollars at rates of exchange in effect at the balance sheet dates. The foreign exchange gains and losses are included in the statements of operations and comprehensive loss.

Comprehensive Income

ASC 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its statements of operations and comprehensive loss. Comprehensive income comprises equity except those transactions resulting from investments by owners and distributions to owners. The Company has no elements of “other comprehensive income” for the years ended March 31, 2012 and 2011.

Concentration of credit risk

The Company places its cash and cash equivalents with high credit quality financial institution. As of March 31, 2012, the Company had approximately $nil in a bank beyond federally insured limit (2011 - $nil).

Income Taxes

ASC 740, “Income Taxes” requires the Company to recognized deferred tax liabilities and assets for the expected future tax consequence of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012 and 2011
(Expressed in U.S. Dollars)

3.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted loss per share is calculated using the treasury stock method and reflects the potential dilution of securities by including stock options, special warrants, and contingently issuable shares, if any, in the weighted average number of common shares outstanding for a year, if dilutive. In a loss year, potential dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive. Accordingly, basic and diluted loss per share is the same for the loss year. As at March 31, 2012 and 2011, the basic loss per share was equal to diluted loss per share as there was no dilutive instruments.

Development Stage Enterprise

By discontinuing its operations on March 1, 2007, the Company entered into a new development stage prior to establishing profitable operations.  During the development stage all equity transactions, operations and cash flows will be reported on the cumulative basis until sales are recognized in the normal course of the Company’s planned business.  Losses accumulated in prior development stage activities are accumulated separately and reported on the balance sheet as a separate component of stockholders’ equity.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

●	Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities
●	Level 2 – inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – inputs that are not based on observable market data.

For the years ended March 31, 2012, the fair value of cash and cash equivalents was measured using Level 1 inputs. The Company’s financial instruments include cash and cash equivalents, bank indebtedness, accounts payable and accrued liabilities and due to related parties.  Fair values of these financial statements approximate their carrying values due to their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

New Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This Update resulted in common requirements for measuring fair value and for disclosing information about fair value measurements, including a consistent meaning of the term ―fair value. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011. The adoption of ASC No. 2011- 04 is not expected to have a material impact on the Company‘s financial statements.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012 and 2011
(Expressed in U.S. Dollars)

3.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In June 2011, the FASB issued Accounting Standards Update (ASU) 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on April 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on the Company’s financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.	CAPITAL STOCK

The statement of change in the Company’s stockholders’ equity in the year ended March 31, 2012, gives effect to the reverse split of the Company’s common stock, has been presented retroactively.

Authorized

The total authorized is 500,000,000 common stocks with a par value of $0.001 per common stock.

Issued and Outstanding

At March 31, 2007, there were 10,622 common stocks issued and outstanding.

During the year ended March 31, 2008, the Company issued 20,179 (post-reverse split)  common stocks at a price of $2.00 per common stock and in the same year, the Company cancelled and returned to treasury 21,364 common stocks at a price of $2.00 per common stock.

On April 8, 2009, the Company issued 1,800 common stocks to Bull Consulting Group, a third party, for the services provided at valued of $41.67 per common stock for a total of $75,000.

On April 8, 2009, the Company issued 7,500 (post-reverse split) common stocks to the CEO and to a company controlled by him as consideration for the services provided at value of $41.67 per share for a total of $15,000. All of the 7,500 common stocks issued at $2 were re-valued to the fair value of $41.67 per common stock and the Company recognized a stock based compensation of $297,500 as they were issued on the same day as common stocks issued to a third party at $41.67 per common stock.

At March 31, 2012, there were 18,738 common stocks issued and outstanding.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012 and 2011
(Expressed in U.S. Dollars)

5.             INCOME TAXES

The Financial Accounting Standards Board (FASB) has issued FASB ASC 740-10 (Prior authoritative literature: Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109 (FIN 48)).  FASB ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with prior literature FASB Statement No. 109, Accounting for Income Taxes.  This standard requires a company to determine whether it is more likely than not that a tax position will be sustained will be sustained upon examination based upon the technical merits of the position.  If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.  As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by FASB ASC 740-10.  Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets and the valuation account are as follows:

	March 31,	March 31,
	2012	2011
Deferred tax asset:
Net operating loss carry-forward	$235,143	$176,349
Valuation allowance	(235,143)	(176,349)
	$-	$-

The components of income tax expense are as follows:

	For the Years Ended March 31,
	2012	2011

Loss for the year	$248,075	$221,276
Statutory tax rate	23.7%	23.7%

Income tax recovery	58,790	52,440
Unrecognized benefit of non-capital losses	(58,790)	(52,440)
	$-	$-

The Company has adopted FASB ASC 740-10 to account for income taxes. The Company currently has no issues creating timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. As at March 31, 2012 and 2011, the Company has net operating loss carry-forwards of $1,018,231 and $770,156, respectively, which may be offset against future taxable income through to 2032. No tax benefit has been reported in the financial statements.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012 and 2011
(Expressed in U.S. Dollars)

6.             RELATED PARTY TRANSACTIONS

During the fiscal year ended March 31, 2012, the Company was charged $240,000 (2011 – $220,000) for consulting fees by a corporation, who became a shareholder of the Company subsequent to March 31, 2012, all $460,000 of which is still outstanding balance as at March 31, 2012 (2011 – $220,000).

During the fiscal year ended March 31, 2012, the Company was charged $2,000 (2011-Nil) for consulting fees by a director.

At March 31, 2012, the Company has advances from shareholders and directors of $10,404 (2011 - $10,404). The outstanding amounts are non-interest bearing, unsecured, and due on demand.

See also note 7 and 8.

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

7. COMMITMENT

On May 1, 2010, the Company entered consulting agreement with Sichel Limited (the “ Sichel”), parent company of Pacific Green Group Limited (“PGG”). Sichel will assist the Company in developing commercial agreements for Green Technology and building an international distribution based on support this. The agreement shall continue for 4 years. The consideration of the services are as followes:

●
Stock consideration to Sichel or to any third party as directed by Sichel of 5,000 (post stock reverse split) ordinary shares of the Company upon signing of the agreement, which have been waived by Sichel.

●
Monthly consultancy fees of US$ 20,000 per month to be paid with in 14 days of each month end. If the Company is unable to pay this then Sichel has the option to elect to be paid 5,000 (post stock reverse split) common shares of the Company.

●	Sales commission of 10% of sales value excluding shipping and local sales taxes.

●	Finance commission of 10% of net proceeds of any funds raised by way of issued of stock, debt or convertible note after any brokers commission as introduced by Sichel.

8.            SUBSEQUENT EVENTS

Subsequent to year ended March 31, 2012, the Company issued 8,127 common shares at $2.00 per share for total proceeds of US$16,254.

Subsequent to year ended, the Company entered into and closed an agreement with PGG for the assignment of a representation agreement and the acquisition of a company involved in the environmental technology industry (the “Assignment and Share Transfer Agreement”).

The Assignment and Share Transfer Agreement provides for the acquisition of 100% of the issued and outstanding shares of Pacific Green Technologies Limited, PGG’s subsidiary in the United Kingdom.  Additionally, PGG has assigned to the Company a ten year exclusive worldwide representation agreement with EnviroResolutions, Inc. (“Enviro”) to market and sell Enviro’s current and future environmental technologies (the “Representation Agreement”).  The Representation Agreement entitles the holder to  a commission of 20% of all sales (net of taxes) generated by Enviro.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Financial Statements
March 31, 2012 and 2011
(Expressed in U.S. Dollars)

8.             SUBSEQUENT EVENTS (continued)

The Assignment and Share Transfer Agreement closed on June 14, 2012 via the issuance of 5,000,000 shares of our common stock as well as a $5,000,000 promissory note to PGG.  The Company have consequently undertaken the operations of Pacific Green Technologies Limited and PGG’s obligations under the Representation Agreement.

Full consideration contemplated by the Assignment and Share Transfer Agreement is US$25 million satisfied as to the issue of 5,000,000 new shares of the Company’s common stock at a price of $4 per share with the balance of US$5 million structured as a promissory note (the “Promissory Note”) over the next five years as follows:

31 March 2013 $1,000,000
31 March 2014 $1,000,000
31 March 2015 $1,000,000
31 March 2016 $1,000,000
31 March 2017 $1,000,000

Under the terms of the Promissory Note, the loan repayments specified above shall not exceed the amount the Company earns under the terms of the Representation Agreement.  If the Company is unable to meet the repayment schedule set out above, PGG will have the option to either roll over any unpaid portion to the following payment date or to convert the outstanding amount into new shares of the Company’s common stock.  The Promissory Note is unsecured and cannot itself be used by PGG to cause the Company’s insolvency.

Also see note 1.

Pacific Green Technologies Inc.
(formerly ECash, Inc.)

Unaudited Pro Forma Consolidated Financial Information
March 31, 2012

Index

Pro Forma Consolidated Balance Sheet	F-26

Notes to Pro Forma Consolidated Financial Statements	F-27

Pacific Green Technologies Inc.
(formerly ECash, Inc.)

Pro Forma Consolidated Balance Sheet As At March 31, 2012
(Expressed in US Dollars)
(Unaudited - Prepared by Management)

	Pacific Green Technologies Inc.	Pacific Green Technologies Limited	Note	Pro Forma Adjustements	PGT Inc. Pro Forma Consolidated

ASSETS

Current assets
Cash and cash equivalents	$6,777	$3,348		$-	$10,125
VAT receivables	-	12,899		-	12,899
Total current assets	6,777	16,247		-	23,024
TOTAL ASSETS	$6,777	$16,247		$-	$23,024

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable and accrued liabilities	$586,645	$46,492		$-	$633,137
Due to related parties	10,404	127,968		-	138,372
Total current liabilities	597,049	174,460		-	771,509
Promissory note	-	-	2a	4,003,255	4,003,255
Total liabilities	597,049	174,460		4,003,255	4,774,764

STOCKHOLDERS' EQUITY (DEFICIT)

Stockholders' equity
Share capital	19	2	2b	8	2
			2a	(27)
Additional paid-in capital	410,138	1,419	2b	16,246	-
			2a	(426,384)
			2a	(1,419)
Share subscription received in advance	16,254	-	2b	(16,254)	-
Accumulted other comprehensive income (loss)	-	(247)			(247)
Accumulated deficit prior to current development stage	(71,014)	-	2a	71,014	-
Accumulated deficit during development stage	(945,669)	(159,387)	2a	355,397	(4,751,495)
			2a	(4,001,836)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	-590,272	-158,213		-4,003,255	-4,751,740
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,777	$16,247		$-	$23,024

Pacific Green Technologies Inc.
(formerly ECash, Inc.)

Notes to Pro Forma Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited – Prepared by Management)
March 31, 2012

1.	Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements have been prepared for the purpose of inclusion in the Form 10-12G being filed by Pacific Green Technologies Inc. (“PGT Inc.” or the “Company”) in connection with PGT Inc.’s proposed acquisition of all of the outstanding shares of Pacific Green Technologies Limited (“PGT Limited”), a corporation incorporated under the laws of the England and Wales on April 5, 2011.

The unaudited pro forma consolidated financial statements have been prepared by the management of PGT Inc., for illustrative purposes only, in accordance with U.S. Generally Accepted Accounting Principles (“US GAAP”) to give effect to the proposed transactions and assumptions described in the notes.

These unaudited pro forma consolidated financial statements include unaudited pro forma consolidated balance sheet, which should be read in conjunction with the description of the transaction in the Form 10-12G and are derived from the followings:

a.	The audited financial statements of PGT Inc. as at March 31, 2012; and

b.	The audited financial statements of PGT Limited as at March 31, 2012.

The pro forma consolidated balance sheet as at March 31, 2012 has been prepared as if the transactions had occurred on March 31, 2012.

The underlying assumptions for the pro forma consolidated adjustments provide a reasonable basis for presenting the significant financial effects directly attributable to such transactions.  These pro forma adjustments are tentative and are based on available financial information and certain estimates and assumptions.  The actual adjustments to the consolidated financial statements of PGT Inc. will depend on a number of factors.  Therefore, the actual adjustments will differ from the pro forma adjustments.  Management believes that such assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements are not intended to reflect the results of operations which would have actually resulted had the transactions been effected on the dates indicated.  Further, the unaudited pro forma financial information is not necessarily indicative of the financial performance that may be obtained in the future.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited financial statements of PGT Inc. for the year ended March 31, 2012, and notes thereto; as well as the audited financial statements of PGT Limited for the period from April 5, 2011 (date of inception) to March 31, 2012.

Pacific Green Technologies Inc.
(formerly ECash, Inc.)

Notes to Pro Forma Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited – Prepared by Management)
March 31, 2012

2.	Pro Forma Consolidated Financial Statements Assumptions and Adjustments

a.	Assignment and Share Transfer Agreement

On June 14, 2012, PGT Inc. entered into an Assignment and Share Transfer Agreement (the “Assignment and Share Transfer Agreement”) with Pacific Green Group Limited (“PGG”) concerning the assignment of Representation Agreement (“Representation Agreement”) entered between PGG and EnviroResolutions, Inc.  and the purchase of 100% of the issued and outstanding common shares of PGT Limited in exchange for an aggregate of 5,000,000 shares of common stock at a price of $4 per share as well as a $5,000,000 promissory note (the “Promissory Note”) for a total consideration of $25,000,000. Note that both the $25,000,000 and the price of $4 per share is not a purchase price determined under U.S. GAAP and do not represent fair value of the stock issued or a value used in accounting for the merger.  Instead, they are merely negotiated terms as per the agreement.  The Promissory Note is payable over the next five years as follows:

● March 31, 2013 $1,000,000
● March 31, 2014 $1,000,000
● March 31, 2015 $1,000,000
● March 31, 2016 $1,000,000
● March 31, 2017 $1,000,000

Under the terms of the Promissory Note, the loan repayments specified above shall not exceed the amount the Company earns under the terms of the Representation Agreement assigned along with the acquisition of PGT Limited.  If the Company is unable to meet the repayment schedule set out above, PGG will have the option to either roll over any unpaid portion to the following payment date or to convert the outstanding amount into new shares of the Company’s common stocks.  The Promissory Note is unsecured and cannot itself be used by PGG to cause the Company’s insolvency.

For the purpose of preparing the unaudited pro forma consolidated financial statements, it is assumed that the Promissory Note will be repaid with the income earned under the terms of Representation Agreement and the promissory notes have been discounted at market rate of 7.9% to arrive the net present value of the promissory note of $4,003,255 as at March 31, 2012.

The transaction will result in the former shareholders of PGT Limited (being PGG) collectively owning a majority of the issued and outstanding common shares of PGT Inc.  The accounting principle applicable to a reverse takeover has been applied to account for the transaction.  Under this basis of accounting, PGT Limited has been identified as the acquirer and, accordingly, the consolidated entity is considered to be the continuation of PGT Limited with the fair value of the net liabilities of PGT Inc. totaling $590,272 deemed to be acquired by PGT Limited.

PGT Limited had one common share issued and outstanding prior to the reverse takeover which has been restated using the exchange ratio established in the Assignment and Share Transfer Agreement to reflect 5,000,000 common shares issued in the reverse acquisition.  Further, the $5,000,000 promissory note (net present value of $4,003,255) is deemed to be the withdrawal of contribution which is first to reduce the remaining additional paid-in capital of PGT Limited ($1,419) with the remaining balance ($4,001,836) charged to deficit.

Pacific Green Technologies Inc.
(formerly ECash, Inc.)

Notes to Pro Forma Consolidated Financial Statements
(Expressed in US Dollars)
(Unaudited – Prepared by Management)
March 31, 2012

b.	Private Placement

Prior to the proposed acquisition, PGT Inc. issued 8,127 common shares at $2.00 per share for total proceeds of $16,254.

For the purpose of preparing these unaudited pro forma consolidated financial statements, the private placement has been deemed to be issued and outstanding as of March 31, 2012.

3.	Stockholders’ Equity Continuity

A continuity of PGT Inc.’s issued common share capital and related recorded values after giving effect to the pro forma transactions described in Note 2 above is set out below:

	Shares	Amount	Additional paid-in capital	Share subscription received in advance	Accumulated other comprehensive income (loss)	Accumulated deficit prior to current development stage	Accumulated deficit during development stage	Total stockholders' equity
PGT Inc.'s common shares balance prior to completion of PGT Inc.'s common shares balance prior to completion of proposed transactions	18,738	19	410,138	16,254		(71,014)	(945,669)	(590,272)
Private placement	8,127	8	16,246	(16,254)			-	-
Recapitalization of PGT Inc.'s deficit to share capital		(27)	(426,384)			71,014	355,397	-
Shares issued to effect to reverse takeover	5,000,000	2	1,419		(247)		(159,387)	(158,213)
Promissory notes issued to effect the reverse takeover	-	-	(1,419)		-		(4,001,836)	(4,003,255)
Pro forma consolidated balance as at March 31, 2012	5,026,865	2	-	-	-247	-	-4,751,495	-4,751,740

Following the completion of the proposed transaction, 5,026,865 common shares will be outstanding.

PACIFIC GREEN TECHNOLOGIES INC.
 (formerly ECash, Inc.)

(A Development Stage Company)
Consolidated Financial Statements
June 30, 2012
 (Expressed in U.S. Dollars)

Pacific Green Technologies Inc. (formerly ECash, Inc.)
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in U.S. Dollars)
(Unaudited - Prepared by Management)

	June 30,	March 31,
	2012	2012

ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$3,514	$3,348
VAT Receivables	14,246	12,899
Total Current Assets	17,760	16,247

TOTAL ASSETS	$17,760	$16,247

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts Payable and Accrued Liabilities	$181,371	$46,492
Due to Related Parties	735,964	127,968
Total Current Liabilities	917,335	174,460

Promissory Note	4,003,255	-

TOTAL LIABILITIES	$4,920,590	$174,460

STOCKHOLDERS' EQUITY (DEFICIT)

Authorized: 500,000,000 common shares with par value $0.001
Issued: 5,026,865 and 5,000,000 Common Shares for June 30, 2012 and March 31, 2011	2	2
Additional Paid-in Capital	-	1,419
Accumulated other comprehensive income (loss)	4,437	(247)
Accumulated Deficit During Development Stage	(4,907,269)	(159,387)

TOTAL STOCK HOLDERS' EQUITY (DEFICIT)	(4,902,830)	(158,213)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$17,760	$16,247

The accompanying notes are an integral part of these consolidated financial statements

Pacific Green Technologies Inc. (formerly ECash, Inc.)
(A Development Stage Company)
Consolidated Statements of Operations and Comprehensive Loss
(Expressed in U.S. Dollars)
(Unaudited - Prepared by Management)

			Cumulative Amounts
	For the		from April 5, 2011
	Three Months Ended		(inception) of
	June 30,		operations to
	2012	2011	June 30, 2012

REVENUES	$-	$-	$-

OPERATING EXPENSES
Bank charges	89	-	89
Consultancy fees	61,542	-	150,093
Meal and entertainment	1,766	-	1,766
Professional fees	20,103	-	35,806
Transfer agent and filing fees	5,534	-	5,534
Interest expenses	-	-	1,419
Office expenses	3,738	-	9,564
Development and research expenses	4,270	-	52,157
Travel	879	-	879
Total Operating Expenses	97,921	-	257,307

NET LOSS	(97,921)	-	(257,307)

OTHER COMPREHENSIVE INCOME (LOSS)
Currency translation adjustment	4,684	-	4,437

NET COMPREHENSIVE LOSS FOR THE PERIOD	$(93,237)	$-	$(252,870)

NET LOSS PER SHARE-BASIC AND DILUTED	$(0.02)	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARE
BASIC AND DILUTED	5,024,246	5,000,000

The accompanying notes are an integral part of these consolidated financial statements

Pacific Green Technologies Inc. (ECash, Inc.)
(A Development Stage Company)
Consolidated Statements of Cash Flows
(Expressed in U.S. Dollars)
(Unaudited - Prepared by Management)

			Cumulative Amounts
	For the		from April 5, 2011
	Three Months Ended		(inception) of
	June 30,		operations to
	2012	2011	June 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss for the Period	$(97,921)	$-	$(257,307)

Adjustments for item not involving cash:
Imputed interest	-	-	1,419

Changes in Assets and Liabilities:
VAT Receivables	(1,672)	-	(14,549)
Accounts Payable and Accrued Liabilities	12,514	-	58,926

Net Cash Used by Operating Activities	(87,079)	-	(211,511)

CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in Financing Activities
Due to related parties	85,848	-	213,599

Net Cash Provided by Financing Activities	85,848	-	213,599

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash Acquired on the Acqusition of Subsidiary	1,430	-	1,430

Net Cash Provided by Investing Activities	1,430	-	1,430

NET CHANGE IN CASH AND CASH	199	-	3,518

EFFECT OF FOREIGN EXCHANGE ON CASH AND CASH EQUIVALENTS	(33)	-	(4)

CASH AND CASH EQUIVALENTS AT	3,348	-	-
BEGINNING OF PERIOD

CASH AND CASH EQUIVALENTS AT
END OF PERIOD	$3,514	$-	$3,514

SUPPLEMENTAL DISCLOSURES
Cash Paid for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

Non-Cash Transactions:
Share Issued for Services	$-	$-	$-

The accompanying notes are an integral part of these consolidate financial statements

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2012
(Expressed in U.S. Dollars)
(Unaudited – Prepared by Management)

1.            NATURE OF BUSINESS AND OVERVIEW

Pacific Green Technologies Inc. (formerly known as ECash, Inc.) (the “Company”) was incorporated in Delaware on March 10, 1994, under the name of Beta Acquisition Corp. In September 1995, the Company changed its name to In-Sports International, Inc. In August 2002, changed its name from In-Sports International, Inc. to ECash, Inc and on May 24, 2012, the board of directors approved to change its name from ECash, Inc. to Pacific Green Technologies Inc.

The Company was originally engaged in the business of operating automated teller machines and its shares were quoted on the OTCBB. The Company discontinued its operations on March 1, 2007. The Company has effectively entered into a new development stage for accounting purpose effective March 31, 2007. The management divested the Company’s main operating business to look for new opportunities. On January 7, 2008, the Company’s shares were deregistered from the OTCBB.

On June 13, 2012, the Company entered into a reverse split of its issued and outstanding common stock on the basis of 2,000 existing common shares for 1 new common shares at a par value of $0.001. All common stock and per share data for prior periods have been restated to give effect to this reverse stock split.

On June 14, 2012, the Company entered into and closed an an Assignment and Share Transfer Agreement (the “Assignment and Share Transfer Agreement”) with Pacific Green Group Limited (“PGG”) concerning the assignment of Representation Agreement (“Representation Agreement”) entered between PGG and EnviroResolutions, Inc. (“Enviro”) and the purchase of 100% of the issued and outstanding common shares of Pacific Green Technologies Limited (“PGT Limited”), a subsidiary of PGG in the United Kingdom, in exchange for an aggregate of 5,000,000 shares of common stock as well as a $5,000,000 promissory note (the “Promissory Note”). PGG, through the assignment of the Representation Agreement, has assigned to the Company a ten year exclusive worldwide representation agreement with Enviro to market and sell Enviro’s current and future environmental technologies. The Representation Agreement entitles the holder to a commission of 20% of all sales (net of taxes) generated by Enviro.

The transaction will result in the former shareholders of PGT Limited (being PGG) collectively owning a majority of the issued and outstanding common shares of PGT Inc.  The accounting principle applicable to a reverse takeover has been applied to account for the transaction.  Under this basis of accounting, PGT Limited has been identified as the acquirer and, accordingly, these consolidated financial statements are a continuation of the financial statements of PGT Limited.  The carrying amounts of PGT Limited’s assets and liabilities are included in these consolidated financial statements.  The consolidated statement of operations included the operations of PGT Limited for the period from April 5, 2011 (inception) to June 30, 2012 and the operations of PGT Inc. from June 15, 2012 to June 30, 2012.

See also note 4.

2.            GOING CONCERN

These consolidated financial statements have been prepared on the basis of a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the developmental stage and has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. In addition, as of June 30, 2012, the Company has a working of capital deficiency of $899,575 (March 31, 2012-a working capital deficiency of $158,213). The Company’s current business plan requires additional funding beyond its anticipated cash flows from operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2012
(Expressed in U.S. Dollars)
(Unaudited – Prepared by Management)

2.            GOING CONCERN (continued)

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources during the next twelve months to finance the growth of its current operations and achieve its strategic objective. Management's plan to continue as a going concern includes raising additional capital through sales of common stocks to generate enough cash flow to fund its operations through 2012 and 2013. However management cannot grant any assurances that such financing will be secured.

The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).  All adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as at June 30, 2012 have been included.

Accounting Method

The Company’s consolidated financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a original maturity of three months or less.  As at June 20, 2012 and March 31, 2012, there were no cash equivalents.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates. The significant areas requiring the use of management estimates are related to valuation of deferred taxes. Although these estimates are based on management‘s knowledge of current events and actions management may undertake in the future, actual results may ultimately differ materially from those estimates.

Stock-Based Compensation

The Company followed Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation”, to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended June 30, 2012 and March 31, 2012.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2012
(Expressed in U.S. Dollars)
(Unaudited – Prepared by Management)

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translations

The Company‘s has chosen U.S. dollars as its functional and reporting currency. PGT limited has chosen U.K. pounds as its functional currency. Foreign currency transactions in the foreign subsidiaries are translated into their functional currency using the exchange rate in effect at that date for assets, liabilities, revenues and expenses. At the period end, monetary assets and liabilities denominated in the foreign currency are re-evaluated into the functional currency by using the exchange rate in effect for the period end. The resulting foreign exchange gains and losses are included in operations.

Assets and liabilities of the foreign subsidiaries are translated into the reporting U.S. dollars at exchange rates in effect at the balance sheet date. Revenues and expenses are translated at the average exchange rates. Gain and losses from such translations are included in stockholders’ equity, as a component of other comprehensive income.

Comprehensive Income

ASC 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its statements of operations and comprehensive loss. Comprehensive income comprises equity except those transactions resulting from investments by owners and distributions to owners. The Company has no elements of “other comprehensive income” for the periods ended June 30, 2012 and March 31, 2012.

Concentration of credit risk

The Company places its cash and cash equivalents with high credit quality financial institution. As of June 30, 2012 and March 31, 2012, the Company had approximately $nil in a bank beyond federally insured limit.

Income Taxes

ASC 740, “Income Taxes” requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequence of events that have been recognized in the Company’s consolidated financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

Basic and Diluted Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted loss per share is calculated using the treasury stock method and reflects the potential dilution of securities by including stock options, special warrants, and contingently issuable shares, if any, in the weighted average number of common shares outstanding for a year, if dilutive. In a loss year, potential dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive. Accordingly, basic and diluted loss per share is the same for the loss year. As at June 30, 2012 and March 31, 2012, the basic loss per share was equal to diluted loss per share as there was no dilutive instruments.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2012
(Expressed in U.S. Dollars)
(Unaudited – Prepared by Management)

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

●	Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities
●	Level 2 – inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – inputs that are not based on observable market data.

For the periods ended June 30, 2012 and March 31, 2012, the fair value of cash and cash equivalents was measured using Level 1 inputs. The Company’s financial instruments include cash and cash equivalents, bank indebtedness, accounts payable and accrued liabilities and due to related parties.  Fair values of these consolidated financial statements approximate their carrying values due to their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

New Accounting Pronouncements

In May 2011, the FASB issued ASU No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This Update resulted in common requirements for measuring fair value and for disclosing information about fair value measurements, including a consistent meaning of the term ―fair value. ASU 2011-04 is effective for interim and annual periods beginning after December 15, 2011. The adoption of ASC No. 2011- 4 is not expected to have a material impact on the Company‘s consolidated financial statements.

In June 2011, the FASB issued Accounting Standards Update (ASU) 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on April 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on the Company’s consolidated financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2012
(Expressed in U.S. Dollars)
(Unaudited – Prepared by Management)

4.            ACQUSITION

On June 14, 2012, the Company entered into the Assignment and Share Transfer Agreement PGG concerning the assignment of Representation Agreement entered between PGG and Enviro and the purchase of 100% of the issued and outstanding common shares of PGT Limited in exchange for an aggregate of 5,000,000 shares of common stock as well as a $5,000,000 promissory note (the “Promissory Note”) The Promissory Note is payable over the next five years as follows:

● June 14, 2013 $1,000,000
● June 14, 2014 $1,000,000
● June 14, 2015 $1,000,000
● June 14, 2016 $1,000,000
● June 14, 2017 $1,000,000

Under the terms of the Promissory Note, the loan repayments specified above shall not exceed the amount the Company earns under the terms of the Representation Agreement assigned along with the acquisition of PGT Limited.  If the Company is unable to meet the repayment schedule set out above, PGG will have the option to either roll over any unpaid portion to the following payment date or to convert the outstanding amount into new shares of the Company’s common stocks.  The Promissory Note is unsecured and cannot itself be used by PGG to cause the Company’s insolvency.

For the purpose of preparing the unaudited consolidated financial statements, it is assumed that the Promissory Note will be repaid with the income earned under the terms of Representation Agreement and the promissory notes have been discounted at market rate of 7.9% to arrive the net present value of the promissory note of $4,003,255 as at June 14, 2012.

In connection with the reverse take over described in Note 1 and prior to the acquisition, PGT Inc. had no business and did not meet the definition of a business under ASC 805 “Accounting for Business Combinations”.  Accordingly, the reverse takeover of PGT Inc. by PGT Limited has been accounted for as a capital transaction, in respect of which the net assets of PGT Inc on June 14, 2012 were accounted for as recapitalization of PGT Limited.  A breakdown of PGT Inc.’s net assets as at June 14, 2012 is as follows:

Cash	1,430
Less :Accounts payable and accrued liaibilities	(123,536)
Due to relate parties	(526,020)
Promissoary note in connection with RTO	(4,003,255)
Net liabilites acquired	(4,651,381)

5.            CAPITAL STOCK

Authorized

The total authorized is 500,000,000 common stocks with a par value of $0.001 per common stock.

Issued and Outstanding

On June 14, 2012, the Company issued 5,000,000 common shares to PGG to effect the acquisition and RTO.  Prior to the acquisition and RTO (Note 1 and 4), PGT Limited engaged in the following equity transactions which have been restated using the exchange ratio established in the acquisition agreement to reflect 5,000,000 common shares issued in the reverse acquisition:

PACIFIC GREEN TECHNOLOGIES INC. (formerly ECash, Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
June 30, 2012
(Expressed in U.S. Dollars)
(Unaudited – Prepared by Management)

5.            CAPITAL STOCK (continued)

Issued and Outstanding (continued)

On April 5, 2011, PGT Limited  issued 1 common stock at value of £1 per share, upon the acquisition and RTO which has been restated using the exchange ratio established in the Assignment and Share Transfer Agreement to reflect 5,000,000 common shares issued in the reverse acquisition.  Further, the $5,000,000 promissory note (net present value of $4,003,255) is deemed to be the withdrawal of contribution which is first to reduce the remaining additional paid-in capital of PGT Limited ($1,419) with the remaining balance ($4,001,836) charged to deficit.

Prior to the acquisition and RTO (Note 1 and 4), total of 26,865 common shares issued by the Company were considered as a recapitalization to PGT limited.

At June 30, 2012, there were 5,026,865 common stocks issued and outstanding.

6.            RELATED PARTY TRANSACTIONS

During the fiscal period ended June 30, 2012, the Company was charged $11,333 (June 30, 2011 – $Nil) for consulting fees by a corporation, who became a shareholder of the Company.

As at June 30, 2012, the Company paid consuting fee of $37,238 (£23,500) (March 31, 2012 - $76,579 (£47,976)) to a director of PGT Limited.

As at June 30, 2012, there were due to related parties of $735,964 (March 31, 2012 - $127,968) from the holding company and shareholders of the Company for operating expenses. This loan is unsecured, non-interest-bearing and due on demand.

See also note 7.

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

7.            COMMITMENT

On May 1, 2010, the Company entered consulting agreement with Sichel Limited (“Sichel”), parent company of PGG. Sichel will assist the Company in developing commercial agreements for Green Technology and building an international distribution based on support this. The agreement shall continue for 4 years. The consideration of the services are as followes:

●	Stock consideration to Sichel or to any third party as directed by Sichel of 5,000 ordinary shares of the Company upon signing of the agreement, which have been waived by Sichel.

●
Monthly consultancy fees of US$ 20,000 per month to be paid with in 14 days of each month end. If the Company is unable to pay this then Sichel has the option to elect to be paid 5,000 common shares of the Company.

●	Sales commission of 10% of sales value excluding shipping and local sales taxes.

●	Finance commission of 10% of net proceeds of any funds raised by way of issued of stock, debt or convertible note after any brokers commission as introduced by Sichel.